As publicly filed with the Securities and Exchange Commission on November 13, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Constellium SE

(Exact name of Registrant as specified in its charter)

France	3341	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Washington Plaza

40-44, rue Washington

75008 Paris, France

+33 1 73 01 46 20

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Corporation Service Company

80 State Street

Albany, NY 12207-2543

+1 (302) 636-5400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew J. Nussbaum Elina Tetelbaum Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019 Phone: (212) 403-1000 Fax: (212) 403-2000	Keith L. Halverstam Benjamin D. Stern Latham & Watkins LLP 885 Third Avenue New York, NY 10022 Phone: (212) 906-1200 Fax: (212) 751-4864

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Ordinary shares, nominal value €0.02 per share

(1)

An indeterminate amount of the securities is being registered as may from time to time be offered hereunder at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.

PROSPECTUS

Ordinary Shares

Constellium SE

(a Societas Europaea domiciled in France)

Constellium SE may from time to time offer to sell our ordinary shares, nominal value €0.02 per share, which we refer to as the “shares” or the “ordinary shares.” Our ordinary shares are listed on the New York Stock Exchange under the symbol “CSTM.”

From the date of this prospectus, we may offer the ordinary shares from time to time in amounts, at prices and on terms determined by market conditions at the time of the offering. We may sell or otherwise transfer the ordinary shares directly or alternatively through underwriters, broker-dealers or agents we select. If we use underwriters, broker-dealers or agents to sell or transfer the ordinary shares, we will name them and describe their compensation in a prospectus supplement. For more information regarding the sales or transfers of ordinary shares pursuant to this prospectus, please read “Plan of Distribution.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our ordinary shares involves risks. Please carefully consider the “Risk Factors” in “Item 3. Key Information—D. Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and the “Risk Factors” section in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase these securities.

The date of this prospectus is November 13, 2020.

This prospectus is part of a shelf registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell or otherwise transfer the ordinary shares described in this prospectus and in an accompanying prospectus supplement, if required, in one or more offerings. Unless the context indicates otherwise, when we refer to “we,” “our,” “us,” “Constellium,” the “Group” and the “Company” in this prospectus, we are referring to Constellium SE and its subsidiaries.

This prospectus provides you with a general description of the ordinary shares we may offer. Each time we sell our ordinary shares using this prospectus, if and to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number or amount of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific material terms related to the offering. Such prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. You should read both this prospectus and any prospectus supplement together.

We have not authorized anyone to provide any information other than that contained in or incorporated by reference into this prospectus and any applicable prospectus supplement or contained in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different or additional information and are not making an offer to sell or transfer the ordinary shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of the prospectus or any sale of the ordinary shares. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

For investors outside of the United States, we have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus outside of the United States.

MARKET AND INDUSTRY DATA

This registration statement includes estimates of market share and industry data and forecasts that we have obtained from industry publications, surveys and forecasts, as well as from internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. However, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. In addition, this registration statement includes market share and industry data that we have prepared primarily based on our knowledge of the industry in which we operate. Statements as to our market position relative to our competitors are based on volume (by metric tons) for the twelve months ended December 31, 2019, and unless otherwise noted, internal analysis and estimates may not have been verified by independent sources. We do not believe that our market position relative to our competitors in 2020 is considerably different from 2019. Our estimates, forecasts, and projections, in particular as they relate to market share and our general expectations, are subject to various assumptions, which may prove to be inaccurate, involve risks and uncertainties, and are subject to change based on various factors, including those discussed in the section entitled “Risk Factors” in any prospectus supplement and “Item 3. Key Information—D. Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus.

All information regarding our market and industry is based on the latest data currently available to us, which in some cases may be several years old. Furthermore, certain of the publications, surveys, market and industry data contained in this registration statement were published before the COVID-19 pandemic and therefore do not reflect any impact of COVID-19 on any specific market or globally. In addition, some of the data and forecasts that we have obtained from industry publications and surveys and/or internal company sources are provided in foreign currencies.

TRADEMARKS

We have proprietary rights to trademarks used in the information incorporated by references into this prospectus, which are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in the information incorporated by reference in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.

THE COMPANY

Constellium Holdco B.V. (formerly known as Omega Holdco B.V.) was incorporated as a Dutch private limited liability company on May 14, 2010 (incorporated and governed under the Dutch Civil Code). Constellium Holdco B.V. was formed to serve as the holding company for various entities comprising Alcan’s Engineered Aluminum Product business unit, which Constellium acquired from affiliates of Rio Tinto on January 4, 2011 (the “Acquisition”). On May 21, 2013, Constellium Holdco B.V. was converted into a Dutch public limited liability company and renamed Constellium N.V. On May 29, 2013, we completed our initial public offering and began trading our shares as Constellium N.V., a Dutch public limited liability company, on the New York Stock Exchange (the “NYSE”) under the symbol “CSTM.”

On June 28, 2019, Constellium N.V. converted its corporate form from a Dutch public limited liability company (Naamloze Vennootschap) into a Societas Europaea (SE) and changed its name to Constellium SE, with its head office remaining in Amsterdam, the Netherlands (the “Conversion”).

On December 12, 2019, Constellium SE completed its re-domicile and the relocation of its head office to Paris, France (the “Transfer”). The Conversion and the Transfer were each approved by the Company’s shareholders. Effective as of December 12, 2019, the Company’s existing Articles of Association were amended by means of a deed of amendment to reflect the Company’s re-domicile to Paris, France (“Articles of Association”).

As of the effectiveness of the Transfer, each outstanding Class A ordinary share of Constellium SE with its head office in Amsterdam, the Netherlands, automatically became an ordinary share of Constellium SE with its head office in Paris, France. The Company’s ordinary shares continue to be listed on the NYSE under the symbol “CSTM” and we began trading our shares under Constellium SE, a French company, on December 13, 2019.

Since the Transfer, any references to French law and the Articles of Association herein are references to French law and the Articles of Association of the Company, respectively, following the Conversion and Transfer.

The business address (head office) of Constellium SE is Washington Plaza, 40-44 rue Washington, 75008 Paris, France, and our telephone number is +33 1 73 01 46 20. The address for our agent for service of process in the United States is Corporation Service Company, 80 State Street, Albany, New York 12207-2543, and its telephone number is + 1(302) 636-5400.

THE OFFERING AND THIS PROSPECTUS

Under this prospectus, we may offer and sell to the public ordinary shares in one or more series or issuances from time to time. This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell from time to time any combination of the ordinary shares described in this prospectus in one or more offerings. This prospectus provides you with a general description of the ordinary shares we may offer. When we sell ordinary shares, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” and “Incorporation Of Certain Documents By Reference.”

RISK FACTORS

Before making a decision to invest in our ordinary shares, you should carefully consider the risks described under “Risk Factors” in any prospectus supplement, if required, and in our most recent Annual Report on Form 20-F, and in any updates to those risk factors in our reports on Form 6-K incorporated herein or in any prospectus supplement, together with all of the other information appearing or incorporated by reference in this prospectus and any prospectus supplement, in light of your particular investment objectives and financial circumstances.

IMPORTANT INFORMATION AND CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in it by reference contain “forward-looking statements” with respect to our business, results of operations and financial condition, and our expectations or beliefs concerning future events and conditions. You can identify certain forward-looking statements because they contain words such as, but not limited to, “believes,” “expects,” “may,” “should,” “approximately,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “likely,” “will,” “would,” “could” and similar expressions (or the negative of these terminologies or expressions). All forward-looking statements involve risks and uncertainties. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. The occurrence of the events described and the achievement of the expected results depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from the forward-looking statements contained in this prospectus and the documents incorporated in it by reference.

Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements are disclosed under “Item 3. Key Information—D. Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus, including, without limitation, with respect to our estimated and projected earnings, income, equity, assets, ratios and other estimated financial results. All forward-looking statements in this prospectus and the documents incorporated in it by reference, and subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could materially affect our results include:

•

the ongoing uncertainty caused by the COVID-19 pandemic, including uncertainty regarding its extent, duration and impact, the potential for future closures similar to those already experienced at all of our properties, capacity constraints and other operating restrictions, and the costs to comply with any mandated health requirements associated with the virus or necessary for our re-opening and continued operations.

•

the adverse impacts of the COVID-19 pandemic on our business, prospects, financial condition, operating results, liquidity and personnel, as well as its adverse impacts on capital markets and general economic conditions.

•

the actions by government officials at the international, federal, state or local level with respect to steps to be taken, including, without limitation, temporary or extended property closures, travel restrictions, social distancing and shelter-in-place and safer-at-home orders, in connection with the COVID-19 pandemic.

•

the actions we have undertaken to reduce costs and improve efficiencies to mitigate losses as a result of the COVID-19 pandemic and our ability to effectively manage and control expenses during temporary or extended shutdown periods and periods of operating at limited capacity, including our ability to maintain compliance with the terms and conditions of our credit facilities and other material contracts.

•

We may not be able to compete successfully in the highly competitive markets in which we operate, and new competitors could emerge, which could negatively impact our share of industry sales, sales volumes and selling prices.

•	Aluminium may become less competitive with alternative materials, which could reduce our sales volumes, or lower our selling prices.

•	A significant portion of our revenue is derived from international operations, which exposes us to certain risks inherent in doing business globally.

•	The cyclical and seasonal nature of the metals industry, our end-use markets and our customers’ industries could adversely affect our financial condition and results of operations.

•	If we fail to implement or execute our business strategy, our financial condition and results of operations could be materially adversely affected.

•

Our failure to meet customer manufacturing and quality requirements, standards and demand, or changing market conditions could have a material adverse impact on our business, reputation and financial results.

•

We are dependent on a limited number of customers for a substantial portion of our sales and a failure to successfully renew or renegotiate our agreements with such customers may adversely affect our results of operations, financial condition and cash flows.

•	If we are unable to substantially pass on to our customers the cost of price increases of our raw materials, which may be subject to volatility, our profitability could be adversely affected.

•

We are dependent on a limited number of suppliers for a substantial portion of our aluminium supply and a failure to successfully renew or renegotiate our agreements with our suppliers may adversely affect our results of operations, financial condition and cash flows.

•	The price volatility of energy costs may adversely affect our profitability.

•

Disruptions or failures in our IT systems, or failure to protect our IT systems against cyber-attacks or information security breaches, could have a material adverse effect on our business and financial results.

•	The loss of certain key members of our management team may have a material adverse effect on our operating results.

•

Our level of indebtedness could limit cash flow available for our operations and capital expenditures and could adversely affect our net income, our ability to service our debt or obtain additional financing, and our business relationships.

•

We are a foreign private issuer under the U.S. securities laws and within the meaning of the New York Stock Exchange (“NYSE”) rules. As a result, we qualify for and rely on exemptions from certain corporate governance requirements and may rely on other exemptions available to us in the future.

•	Any inability of the Company to continue to benefit from French provisions applicable to registered intermediaries (“intermédiaires inscrits”) could adversely affect the rights of shareholders.

•	The other factors presented under “Item 3. Key Information—D. Risk Factors” of our Annual Report on Form 20-F for the fiscal year ended December 31, 2019 as filed with the SEC on March 9, 2020.

We caution you that the foregoing list may not contain all of the factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus and the documents incorporated in it by reference may not in fact occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

Unless we state differently in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the ordinary shares offered by us pursuant to this prospectus and any applicable prospectus supplement for general corporate purposes, which could include, in addition to funding operations, acquisitions and other transactions. We will not receive proceeds from the sale of ordinary shares by persons other than us except as may otherwise be stated in any applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

This section of the prospectus includes a description of the material terms of our Articles of Association as of the date of this prospectus and of specific provisions of the French Code de commerce, which governs the rights of holders of our ordinary shares, which we refer to as the “French Commercial Code.” The following description is intended as a summary only and is qualified in its entirety by reference to the complete text of our Articles of Association, which is filed as Exhibit 4.1 to the registration statement of which this prospectus is a part. We urge you to read the full text of that exhibit.

General

Our number with the Paris Trade and Companies Register is 831 763 743. The object of the Company, directly or indirectly, in any form, in France and in all countries, is:

•	to incorporate, to participate in, to finance, to collaborate with, to manage, to supervise businesses, companies and other enterprises and provide advice and other services;

•	to acquire, use and/or assign industrial and intellectual property rights and real property;

•	to finance and/or acquire companies and any businesses;

•

to borrow, to lend and to raise funds, including through the issue of bonds, debt instruments or other securities or evidence of indebtedness, as well as to enter into agreements in connection with the aforementioned activities;

•	to invest funds;

•	to provide guarantees and security for debts of legal persons or of other companies with which the Company is affiliated in a Group or for the debts of third parties;

•	to undertake all that which is connected to the foregoing or in furtherance thereof, all of the above being understood in the broadest sense of the words.

Outstanding Capital Stock

Prior to the Conversion and Transfer, the Company was organized first as a Dutch public limited liability company (Naamloze Vennootschap) and subsequent to June 28, 2019 as a Societas Europaea organized under the laws of the Netherlands. Prior to the Transfer, the Company’s authorized share capital was 400,000,000 Class A ordinary shares of par value of €0.02 per ordinary share, and issued share capital changed as follows:

•	on November 3, 2017, the Company issued 28,750,000 Class A ordinary shares, each with a nominal value of €0.02;

•	on November 15, 2017, the Company issued 25,000 Class A ordinary shares, each with a nominal value of €0.02;

•	on March 28, 2018, the Company issued 34,580 Class A ordinary shares, each with a nominal value of €0.02;

•	on May 17, 2018, the Company issued 80,000 Class A ordinary shares, each with a nominal value of €0.02;

•	on June 20, 2018, the Company issued 68,136 Class A ordinary shares, each with a nominal value of €0.02;

•	on August 6, 2018, the Company issued 50,000 Class A ordinary shares, each with a nominal value of €0.02;

•	on November 15, 2018, the Company issued 1,256,055 Class A ordinary shares, each with a nominal value of €0.02;

•	on March 28, 2019, the Company issued 645,732 Class A ordinary shares, each with a nominal value of €0.02;

•	on May 29, 2019, the Company issued 144,691 Class A ordinary shares, each with a nominal value of €0.02;

•	on June 15, 2019, the Company issued 27,204 Class A ordinary shares, each with a nominal value of €0.02;

•	on August 7, 2019, the Company issued 534,256 Class A ordinary shares, each with a nominal value of €0.02;

•	on November 18, 2019, the Company issued 516,141 Class A ordinary shares, each with a nominal value of €0.02;

On December 12, 2019, Constellium SE completed the Transfer, pursuant to which it re-domiciled and relocated its head office to Paris, France. As of the effectiveness of the Transfer, each outstanding Class A ordinary share of Constellium SE with its head office in Amsterdam, the Netherlands, automatically became an ordinary share of Constellium SE with its head office in Paris, France. At the time of the Transfer, the issued and paid-up share capital of Constellium SE amounted to €2,757,348.36 consisting of 137,867,418 ordinary shares, each with a nominal value of €0.02. Post-Transfer, the Company’s issued share capital has changed as follows:

•

on May 25, 2020, the Chief Executive Officer, acting on behalf of the board of directors’ decisions of March 5, 2020, acknowledged the completion of the capital increase for a total nominal amount of €847.52 by issuance of 42,376 new ordinary shares, each with a nominal value of €0.02. Of the 42,376 shares, 28, 682 shares were issued on April 1, 2020, and 13,694 shares were issued on May 25, 2020.

•

on June 29, 2020, the Chief Executive Officer, acting on behalf of the board of directors’ decisions of March 5, 2020 acknowledged the completion of the capital increase for a total nominal amount of €244.76, by issuance of 12,238 new ordinary shares, each with a nominal value of €0.02; and

•

on August 3, 2020, the Chief Executive Officer acting on behalf of the board of directors’ decisions of June 18, 2020, acknowledged the completion of the capital increase for a total nominal amount of €40,812.80 by issuance of 2,040,640 new ordinary shares, each with a nominal value of €0.02.

As of November 12, 2020, the Company’s issued and paid-up share capital amounted to €2,799,253.44 consisting of 139,962,672 ordinary shares, each with a nominal value of €0.02.

French law does not recognize the concept of authorized capital and any capital increase will have to be decided at an extraordinary shareholders’ meeting of the Company.

Each of the ordinary shares has one vote.

Form of Shares

Pursuant to our Articles of Association, our ordinary shares are available in the form of an entry in a share register without issuance of a share certificate, and may be registered either on the U.S. Register maintained by our transfer agent, Computershare Trust Company, N.A. (“Computershare”) or on the French Register.

The U.S. Register

Shares registered on the U.S. Register will either be in the name of Cede & co., acting on behalf of DTC, or in the name of holders who want to be directly recorded on the U.S. Register. Only shares registered on the

U.S. Register in the name of Cede & co will be eligible for direct trading on the NYSE. Shares registered on the U.S. Register will be in “au porteur” form.

The ordinary shares of Constellium are admitted to the operations of the central depositary Euroclear France. CACEIS Corporate Trust (“CACEIS”) acts in France as “intermédiaire inscrit” for the account of the owners of the shares registered on the U.S. Register in accordance with articles L. 228-1 et seq. of the French Commercial Code.

The French Register

Shares registered on the French Register may be in “au nominatif” form (i.e., registered on an account maintained by or on behalf of the Company) or in “au porteur” form (i.e., registered on an account maintained by an authorized intermediary in accordance with Article L. 211-3 of the French code monétaire et financier to comply with French requirements). With respect to shares held in “au nominatif” form, each shareholder may elect to give instructions directly to the issuer or its agent (“au nominatif pur”) or through an authorized intermediary with which it has opened a securities account (“nominatif administré”). The accounts on which shares are held in any such forms (“nominatif pur,” “nominatif administré,” “au porteur”) are collectively referred to as the French Register.

Each shareholder will have the option to have its shares registered on the U.S. Register or on the French Register and, in the latter case, to have its shares held in “au nominatif” or in “au porteur” form.

Any shareholder seeking to transfer its shares from one register to another will have to give proper instructions, at its own cost, to its broker or the Company, as the case may be.

Our ordinary shares are freely transferable except as otherwise restricted under U.S. or other applicable securities laws.

Issuance of Ordinary Shares

Our shares may be held in either registered or bearer form, at the shareholder’s discretion.

Shares must be issued for a subscription price at least equal to their nominal value, which must be fully paid unless otherwise agreed. Shares paid in cash must be paid up to at least 25% of their nominal value and, as the case may be, the whole of any issue premium at the time of issuance.

In order to be traded on the NYSE, shares must be held through a participant in the system managed by the Depositary Trust Company (“DTC”). To that end, shares that are DTC-eligible shall be recorded in the the U.S. Register maintained by Computershare. The U.S. Register includes all shares traded on the NYSE and the shares registered directly with this U.S. Register.

Shares recorded in the U.S. Register shall be in bearer (“au porteur”) form, meaning that a registered intermediary for the account of our beneficial owners (the “French Intermediary”) will be registered in France for the account of the owners of the shares registered on the U.S. Register in accordance with articles L. 228-1 et seq. of the French Commercial Code.

Shares other than those recorded in the U.S. Register shall be recorded on the French Register, which shares may not be traded on the NYSE (see “Form of Shares”). Any shareholder wishing to hold its shares on one or another register shall, at its own expense, provide instructions to this end to its account holder or to the Company, as applicable.

Currently, all the shares comprising the share capital of the Company are recorded in the U.S. Register.

As a French company that has listed securities in the United States, we are subject to U.S. securities laws and regulations regarding trading in the Company’s ordinary shares. Under U.S. securities laws and regulations, persons are prohibited from trading on the basis of material, non-public information. We apply the Company’s Insider Trading Policy consistent with U.S. laws and regulations and make this policy available to our directors and employees to whom these laws and regulations may apply. The rules on insider dealing, unlawful disclosure of inside information and market manipulation under Regulation (EU) No 596/2014 of the European Parliament and of the Council of April 16, 2014 on market abuse (and the texts adopted for its implementation) apply to the Company as issuer of debt securities that are admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange.

Share-Based Compensation

As of the date of this document, our only outstanding share-based compensation plan is the Constellium SE 2013 Equity Incentive Plan (the “Plan”). The principal purposes of the Plan are to focus directors, officers and other employees and consultants on business performance that creates shareholder value, to encourage innovative approaches to the business of the Company and to encourage ownership of our ordinary shares by directors, officers and other employees and consultants. The Plan is also intended to recognize and retain our key employees and high potentials needed to sustain and ensure the Company’s future and business competitiveness.

The Plan provides for a variety of awards, including “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)) (“ISOs”), nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance units, other stock-based awards or any combination of those awards. To date, we have only awarded restricted stock units and performance units under the Plan.

The Plan provides that awards may be made under the Plan for 10 years following the board of directors’ approval of the Plan in 2013. We have reserved a total of 14,292,291 ordinary shares (of which 7,292,291 ordinary shares were originally reserved, as well as 7,000,000 ordinary shares that were reserved, as approved at our annual general meeting of shareholders in 2018 (the “2018 Share Authorization”) to be awarded under the Plan. The number of ordinary shares authorized and available is subject to adjustment in certain circumstances to prevent dilution or enlargement.

The Plan and the unused portion of the ordinary shares remains in effect following the Conversion. At our shareholders meeting held on November 25, 2019, we ratified the 2018 Share Authorization in order to make new awards under the Plan. Awards made following such ratification are subject to compliance with mandatory provisions of the French Commercial Code that now apply, as further described below.

Administration

The Plan is currently administered by the human resources and remuneration committee of our board of directors (the “remuneration committee”). The board of directors or the remuneration committee may delegate administration to one or more members of our board of directors. The remuneration committee has the power to interpret the Plan and to adopt rules for the administration, interpretation and application of the Plan according to its terms. The board of directors, acting on the recommendation of the remuneration committee, determines the number of our ordinary shares that will be subject to each award granted under the Plan and may take into account the recommendations of our senior management in determining the award recipients and the terms and conditions of such awards. Subject to certain exceptions as may be required pursuant to Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), if applicable, our board of directors may at any time and from time to time exercise any and all rights and duties of the remuneration committee under the Plan.

Following the Transfer, in accordance with the French Commercial Code:

•	the remuneration committee no longer has the power to make awards of any type;

•	the board of directors has exclusive power to make awards that are to be settled with shares;

•

the board of directors has exclusive power to make awards to the Company’s CEO and other executive corporate officers (mandataires sociaux dirigeants), if any, irrespective of the form of settlement; and

•	the Company’s management has exclusive power to make awards that are cash-settled (other than to the Company’s CEO and other executive corporate officers (mandataires sociaux dirigeants), if any).

Eligibility

Certain directors, officers, employees and consultants are eligible to be granted awards under the Plan. Our remuneration committee makes recommendations regarding:

•	which directors, officers, employees and consultants are to be granted awards;

•	the type of award that is granted;

•	the number of our ordinary shares subject to the awards; and

•	the terms and conditions of such awards, consistent with the Plan.

Following the Transfer, the power to make new grants and set their terms is as described above under “—Administration.” Furthermore, in accordance with the French Commercial Code, following the Transfer, the Company is no longer permitted to grant restricted stock, and only officers (including the CEO (“Directeur Général”) and the chairman (“Président”) of the board of directors, in their respective capacities) and employees are eligible to receive share-settled awards in respect of grants made after the Transfer. Except for the Chairman, other non-executive members of the board of directors are no longer eligible to receive awards that are to be settled with shares.

Stock Options

Subject to the terms and provisions of the Plan, stock options to purchase our ordinary shares may be granted to eligible individuals at any time and from time to time as determined by our remuneration committee. Stock options may be granted as ISOs, which are intended to qualify for favorable treatment to the recipient under U.S. federal tax law, or as nonqualified stock options, which do not qualify for this favorable tax treatment. Subject to the limits provided in the Plan, our board of directors has the authority to determine the number of stock options granted to each recipient. Each stock option grant is evidenced by a stock option agreement that specifies the stock option exercise price, whether the stock options are intended to be incentive stock options or nonqualified stock options, the duration of the stock options, the number of shares to which the stock options pertain and such additional limitations, terms and conditions as our board of directors may determine.

Our board of directors determines the exercise price for each stock option granted, except that the stock option exercise price may not be less than 100% of the fair market value of an ordinary share on the date of grant. All stock options granted under the Plan expire no later than ten years from the date of grant. Stock options are nontransferable except by will or by the laws of descent and distribution or, in the case of nonqualified stock options, as otherwise expressly permitted by our board of directors. The granting of a stock option does not accord the recipient the rights of a shareholder, and such rights accrue only after the exercise of a stock option and the registration of ordinary shares in the recipient’s name.

Following the Transfer, stock options may only be granted if the Company’s shareholders specifically authorize the board of directors to make such grants. We did not request such authorization at our annual shareholders meeting held on November 25, 2019, but may do so at a future date.

Stock Appreciation Rights

The Company’s senior management may grant SARs under the Plan. SARs may be “tandem SARs,” which are granted in conjunction with a stock option, or “free-standing SARs,” which are not granted in conjunction with a stock option. A SAR entitles the holder to receive from us, upon exercise, an amount equal to the excess, if any, of the aggregate fair market value of a specified number of our ordinary shares to which such SAR pertains over the aggregate exercise price for the underlying shares. The exercise price of a free-standing SAR may not be less than 100% of the fair market value of an ordinary share on the date of grant.

A tandem SAR may be granted at the grant date of the related stock option. A tandem SAR may be exercised only at such time or times and to the extent that the related stock option is exercisable and has the same exercise price as the related stock option. A tandem SAR terminates or is forfeited upon the exercise or forfeiture of the related stock option, and the related stock option terminates or is forfeited upon the exercise or forfeiture of the tandem SAR.

Each SAR is evidenced by an award agreement that specifies the exercise price, the number of ordinary shares to which the SAR pertains and such additional limitations, terms and conditions as the Company’s senior management may determine. We may make payment of the amount to which the participant exercising the SARs is entitled by delivering ordinary shares, cash or a combination of stock and cash as set forth in the award agreement relating to the SARs. SARs are not transferable except by will or the laws of descent and distribution or, with respect to SARs that are not granted in “tandem” with a stock option, as expressly permitted by the Company’s senior management.

Following the Transfer, the power to make new grants of free-standing SARs and set the terms of free-standing SARs is as described above under “—Administration” with respect to cash-settled awards. No tandem SARs may be granted unless the shareholders specifically authorize the board of directors to make grants of stock options, as described above under “—Stock Options.”

Restricted Stock

The Plan provides for the award of ordinary shares that are subject to forfeiture and restrictions on transferability to the extent permitted by applicable law and as set forth in the Plan, the applicable award agreement and as may be otherwise determined by our remuneration committee. Except for these restrictions and any others imposed by our remuneration committee to the extent permitted by applicable law, upon the grant of restricted stock, the recipient will have rights of a shareholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to the restricted stock on such terms as set forth in the applicable award agreement. During the restriction period set by our remuneration committee, the recipient is prohibited from selling, transferring, pledging, exchanging or otherwise encumbering the restricted stock to the extent permitted by applicable law.

Following the Transfer, under the terms of the French Commercial Code, the Company is no longer permitted to grant restricted stock.

Restricted Stock Units

The Plan authorizes our remuneration committee to grant restricted stock units. Restricted stock units are not ordinary shares and do not entitle the recipient to the rights of a shareholder, although the award agreement may provide for rights with respect to dividend equivalents. The recipient may not sell, transfer, pledge or otherwise encumber restricted stock units granted under the Plan prior to their vesting. Restricted stock units may be settled in cash, ordinary shares or a combination thereof as provided in the applicable award agreement, in an amount based on the fair market value of an ordinary share on the settlement date.

Following the Transfer, the board of directors has exclusive power to make new grants of restricted stock units and set their terms, in accordance with the French Commercial Code and as described above under “—Administration” and “—Eligibility” with respect to share-settled awards. Restricted stock units that are share-settled may only be granted to the extent approved by the Company’s shareholders. Furthermore, in accordance with the French Commercial Code, only officers and employees are eligible to receive share-settled awards.

Performance Units

The Plan provides for the award of performance units that are valued by reference to a designated amount of cash or to property other than ordinary shares. The payment of the value of a performance unit is conditioned upon the achievement of performance goals set by our remuneration committee in granting the performance unit and may be paid in cash, ordinary shares, other property or a combination thereof. Any terms relating to the termination of a participant’s employment will be set forth in the applicable award agreement.

Following the Transfer, the board of directors has exclusive power to make new grants of performance units and set their terms, in accordance with the French Commercial Code and as described above under “—Administration” and “—Eligibility” with respect to share-settled awards. Performance units that are share-settled may only be granted to the extent approved by the Company’s shareholders. Furthermore, in accordance with the French Commercial Code, only officers and employees are eligible to receive share-settled awards.

Other Stock-Based Awards

The Plan provides for the award of ordinary shares and other awards that are valued by reference to our ordinary shares, including unrestricted stock, dividend equivalents and convertible debentures.

Following the Transfer, in accordance with the French Commercial Code, only officers and employees are eligible to receive share-settled awards, and the power to make new grants and set their terms is as described above under “—Administration” and “—Eligibility.”

Performance Goals

The Plan provides that performance goals may be established by our remuneration committee in connection with the grant of any award under the Plan.

Following the Transfer, the grant of the new awards is subject to the allocation of powers as described above under “—Administration.”

Termination without Cause following a Change in Control

Upon a termination of employment of a Plan participant occurring upon or during the two years immediately following the date of a “change in control” (as defined in the Plan) by the Company without “cause” (as defined in the Plan), unless otherwise provided in the applicable award agreement, (i) all awards held by such participant will vest in full (in the case of any awards that are subject to performance goals, at target) and be free of restrictions, and (ii) any option or SAR held by the participant as of the date of the change in control that remains outstanding as of the date of such termination of employment may thereafter be exercised until (A) in the case of ISOs, the last date on which such ISOs would otherwise be exercisable or (B) in the case of nonqualified options and SARs, the later of (x) the last date on which such nonqualified option or SAR would otherwise be exercisable and (y) the earlier of (I) the second anniversary of such change in control and (II) the expiration of the term of such nonqualified option or SAR.

With respect to new share-settled awards made following the Transfer, the Company’s ability to deliver shares is subject to the minimum vesting and, if applicable, holding period requirements set forth under the French Commercial Code.

Same as the 2018 Long-Term Incentive Plan, the 2019 Long-Term Incentive Plan contains a double trigger with respect to the vesting of restricted stock units and performance units upon a change in control (i.e., accelerated vesting requires two triggers: (i) change in control as well as (ii) termination of employment without cause or voluntary termination for good reason). In the event of such a double trigger being applied at any time prior to vesting, unvested restricted stock units and performance units will be converted into cash-denominated rights that vest on the date of employment termination. For both restricted stock units and performance units, the reference date for the share price will be the date immediately preceding the change in control. For performance units, the rights will be based on the higher of (I) the base amount (i.e., at target) or (II) the measured total shareholder return on the reference date.

Amendment

Our board of directors or our remuneration committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation will be made that would materially impair the rights of a participant with respect to a previously granted award without such participant’s consent, unless such an amendment is made to comply with applicable law, including, without limitation, Section 409A of the Code, stock exchange rules or accounting rules. In addition, no such amendment will be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law or the listing standards of the applicable stock exchange.

Application of the French Commercial Code

Following the Transfer, the French Commercial Code applies to new share-settled grants and requires in particular that:

•	grants be made by the board of directors only, and only pursuant to an authorization of the shareholders which may not have a validity of more than 38 months,

•	no such authorization may exceed 10% of share capital,

•	only officers and employees are eligible to receive share-settled awards (as described above under “—Eligibility”), and

•	persons holding more than 10% of the share capital prior to grant or as a result of the grant are ineligible.

There must be a minimum period between grant and delivery of two years, or one year followed by a mandatory one year holding period, subject in both cases to exceptions for death and disability. Furthermore, the total number of shares that are subject to vesting plus the total number subject to mandatory holding at any given time may not exceed 10% of share capital.

Rights of Shareholders and Shareholder Meetings

Under French law and in general, each shareholder is entitled to one vote per share at any general shareholders’ meeting. A general shareholders meeting is held annually to, inter alia, approve the annual accounts. General shareholders meeting (including annual meetings) can be ordinary and/or extraordinary, depending upon the resolutions submitted to the vote.

At an extraordinary general shareholders’ meeting (which votes upon any proposal to change the articles of association), majority is 2/3 of the votes validly cast. The quorum necessary for such a meeting to be validly held on the date set by the first convening notice is 1/4 of the voting shares. If this quorum is not reached, a second meeting is convened with an agenda identical to the first meeting. If the quorum at the second meeting is not reached, the second meeting can be postponed to a date no later than two months after the date on which the second meeting was convened. The quorum for such second or postponed meeting, as the case may be, to be validly held is 1/5 of the voting shares.

At an ordinary shareholders’ meeting (which votes upon any proposal within the competence of a general shareholders’ meeting other than an extraordinary shareholders meeting such as approval of annual financial statements or appointment of directors), majority is simple majority (more than 50%) of the votes validly cast. Majority at special meetings is 2/3 of the votes validly cast. The quorum necessary for such a meeting to be validly held on the date set by the first convening notice is 1/5 of the voting shares. If this quorum is not reached, a second meeting is convened with an agenda identical to the first meeting; no quorum is required for such second meeting.

Special meetings bring together the holders of shares of a specified class, should it be created, to decide on an amendment to the rights relating to the shares of this class. The quorum necessary for such a meeting to be validly held on the date set by the first convening notice is 1/3 of the voting shares, and, failing which, 1/5 for the meeting held on the date set by the second convening notice or in the case of postponement of the second meeting.

French law does not provide for cumulative voting. The right to participate in a shareholders’ meeting is granted to all the shareholders whose shares are fully paid up and for whom a right to attend shareholders’ meetings has been established by registration of their shares in their names or names of the authorized intermediary acting on their behalf on the second business day prior to the shareholders’ meeting at midnight (Paris time) (the “French Record Date”), either in the registered (“au nominatif”) shares accounts held by the company (or an agent acting on its behalf) or in the bearer (“au porteur”) shares accounts held by the authorized intermediary.

Shareholders holding shares registered on the U.S. Register (which include all shares which are listed on the NYSE, held through a DTC participant and shares directly recorded in the name of their holder with Computershare) will be subject to the following:

•

their voting instructions will be transmitted to the Company via the French Intermediary, acting as intermediary for the account of all shareholders registered on the U.S. Register, in accordance with articles L. 228-1 et seq. of the French Commercial Code;

•	the French Record Date will be set;

•	an additional record date will be fixed for all shareholders registered on the U.S. Register, which date will be the 25th day before the meeting (the “U.S. Mailing Record Date”); and

•

shareholders who purchase shares between the U.S. Mailing Record Date and the French Record Date will be entitled to participate and vote at the shareholders’ meeting as long as they continue to be shareholders on the French Record Date. However, given the short time between the French Record Date and the shareholders’ meeting date, shareholders as of the French Record Date may not have received the notices and information received by shareholders holding shares registered on the U.S. Register as of the U.S. Mailing Record Date. To the extent that shareholders as of the U.S. Mailing Record Date have sent voting instructions and sold or otherwise transferred their shares as of the French Record Date, such voting instructions will be invalidated or modified by the Company, as the case may be, in accordance with articles R. 225-85 and R. 225-86 of the French Commercial Code.

Shareholder Proposals and Action by Written Consent

Pursuant to French law, the board of directors is required to convene an annual ordinary general meeting of shareholders for approval of the annual accounts. This meeting must be held within six months after the end of each prior fiscal year.

The board of directors may also convene an ordinary or extraordinary meeting of shareholders upon proper notice at any time during the year. If the board of directors fails to convene a shareholders’ meeting, the independent auditors may call the meeting. In a bankruptcy, the liquidator or court-appointed agent may also call a shareholders’ meeting in some instances. Any of the following may request the court to appoint an agent:

•	one or several shareholders holding at least 5% of the share capital, or

•	any interested party or the worker’s committee in cases of urgency.

Shareholders holding a majority of the capital or voting rights after a public take-over bid or exchange offer or the transfer of a controlling block of shares may also convene a shareholders’ meeting. In general, shareholders can only take action at shareholders’ meetings on matters listed on the agenda for the meeting. As an exception to this rule, shareholders may take action with respect to the dismissal and appointment of directors.

Additional resolutions to be submitted for approval by the shareholders at the meeting may be proposed to the board of directors within the proscribed time limit (which is in any event at least within 10 days of the publication of the convening notice (avis de réunion)) by one or several shareholders holding a specified percentage of shares. The percentage required to be held depends on the amount of the share capital of the Company; based on the Company’s issued share capital of €2,799,253.44 as of November 12, 2020, this percentage would be 2.90%. Under French law, shareholders’ action by written consent is not permitted in a Societas Europaea.

Shareholder Suits

French law provides that a shareholder, or a group of shareholders, may initiate a legal action to seek indemnification from the directors of a company in the company’s interest if it fails to bring such legal action itself. If so, any damages awarded by the court are paid to the company and any legal fees relating to such action are borne by the relevant shareholder or the group of shareholders. The plaintiff must remain a shareholder throughout the duration of the legal action. There is no other case where shareholders may initiate a derivative action to enforce a right of a company.

A shareholder may alternatively or cumulatively bring an individual legal action against the directors, provided he or she has suffered distinct damages from those suffered by the company. In this case, any damages awarded by the court are paid to the relevant shareholder.

Repurchase of Shares; Pre-emptive Rights; Shareholder Vote on Certain Reorganizations

Under French law, a private company (which our company is for French law purposes for so long as it is listed on the NYSE only) may not subscribe for newly issued shares in its capital but may, however, acquire its own shares for the following purposes only:

•

with a view to distributing within one year of their repurchase the relevant shares to employees or managers under a profit-sharing, restricted free share or share option plan, not to exceed 10% of the share capital;

•	in payment or in exchange for assets acquired by the company within two years of their repurchase, not to exceed 5% of the share capital; or

•	to sell the relevant shares to any shareholders willing to purchase them as part of a process organized by the company within five years, not to exceed 10% of the share capital.

Shares acquired but not used in accordance with the above purposes must be cancelled.

The authorization granted by a shareholders’ meeting to repurchase a company’s own shares is valid for a maximum of 12 months from the date of the general shareholders’ meeting.

As of today, the Company does not have in place an authorization granted to the board of directors to purchase its own shares. As of September 30, 2020, the Company held no ordinary shares in its own capital.

The Company may also acquire its own shares to decrease its share capital, provided that such decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at the extraordinary general meeting deciding the capital reduction.

Under French law, in case of issuance of additional shares or other securities giving right, immediately or in the future, to new shares for cash or set-off against cash debts, the existing shareholders have preferential subscription rights to these securities on a pro rata basis unless such rights are waived by a two-thirds majority of the votes held by the shareholders present, represented by proxy or voting by mail at the extraordinary meeting deciding or authorizing the capital increase. In case such rights are not waived by the extraordinary general meeting, each shareholder may individually either exercise, or assign or not exercise its preferential rights.

Generally, under French law, completion of a legal merger (fusion), demerger (scission), dissolution, sale, lease or exchange of all or substantially all of a company’s assets, requires:

•	the approval of the board of directors; and

•

the approval by a two-thirds majority of the votes held by the shareholders present, represented by proxy or voting by mail at the relevant meeting, or in the case of a legal merger (fusion) with a non-EU company, approval of all the shareholders of the company.

Anti-Takeover Provisions and Shareholder Disclosure Thresholds

Anti-Takeover Provisions

French law does not contain provisions restricting or making difficult to change the composition of the board of directors following a change of control.

French law allows shareholders at general meetings to delegate the authority to the board of directors to issue shares or warrants to subscribe for shares, which may make it more difficult for a shareholder to obtain control over our general meeting of shareholders.

The shareholders’ meeting of June 29, 2020 delegated the authority to the board of directors to decide the issuance, in the event of a public bid on the Company’s shares, of warrants each enabling the subscription of one or more ordinary shares, up to €1,378,674.18 (representing 49.99% of the Company’s share capital) and to freely allot said warrants to all of the Company’s shareholders having that capacity before the expiration of the public offering period.

This delegation has certain similarities to a rights plan in the U.S., both allowing the board of directors to issue free warrants to subscribe to new shares to existing shareholders in case an unsolicited public tender offer is launched on the Company. It aims to give the board of directors the possibility to negotiate with the bidder to induce the bidder to raise the offer price and/or improve the terms of the offer. It could only be triggered in the event of a public bid for the shares and if the warrants are issued, they will be issued to all those shareholders who hold shares before the expiry of the public offer period. This delegation has been given for a twelve-month period.

Crossing of Threshold Notifications

According to the Articles of Association, any natural persons or legal entities acting alone or in concert, who come to own, directly or indirectly, a number of shares equal to or greater than 5%, 10%, 15%, 20%, 25%, 30%, 33 1/3%, 50%, 66 2/3% or 90% of the total number of shares or voting rights must, within five (5) trading days after the shareholding threshold is crossed, upwards or downwards, notify the Company, by certified letter with acknowledgment of receipt, of the total number of shares or voting rights that they own alone, directly or indirectly, or in concert.

The notification includes information on (i) the number of securities held giving deferred rights to the shares to be issued and the corresponding voting rights, and (ii) the number of shares already issued or the voting rights they may acquire.

Furthermore, according to the Articles of Association, any persons or entities who hold a number of shares equal to or greater than 10%, 15%, 20% or 25% of the total number of shares or voting rights in the Company shall inform the Company of the objectives they intend to pursue over the six (6) months to come.

Following a period of six (6) months, any persons or entities who continue to hold a number of shares or voting rights equal to or greater than the fractions mentioned hereinabove, shall renew their statement of intent, in compliance with the aforementioned terms, for each new period of six (6) months.

This statement shall specify whether the shareholder is acting alone or in concert, if he plans to discontinue or continue his purchases, to acquire or not the control of the Company, to request his appointment or that of one or several persons as director.

The Company reserves the right to share with the public and shareholders either the objectives that it has been notified of, or the relevant person’s failure to comply with the aforementioned obligation.

For the application of the preceding subparagraphs, the shares or voting rights listed in paragraphs 1 to 8 of Article L. 233-9 I of the French Commercial Code shall be considered equivalent to the shares or voting rights held by a shareholder.

Mandatory Takeover Bid

According to the Articles of Association, any natural or legal persons, acting alone or in concert under Article L. 233-10 of the French Commercial Code, who comes into possession, otherwise than following a voluntary takeover bid, directly or indirectly, of more than 30% of the capital or voting rights of the Company, shall file a draft takeover bid on all the capital and securities granting access to the capital or voting rights, and on terms that comply with applicable United States securities law, rules of the SEC and NYSE rules.

The same requirement applies to natural or legal persons, acting alone or in concert, who directly or indirectly own a number between 30% and half of the total number of equity securities or voting rights of the company and who, in less than twelve consecutive months, increase the holding, in capital or voting rights, of at least 1% of the total number of equity securities or voting rights of the Company.

When a draft offer is submitted, the price proposed must be at least equal to the highest price paid by the offeror, acting alone or in concert within the meaning of Article L. 233-10 of the French Commercial Code, over a period of twelve (12) months preceding the event giving rise to the obligation to submit the draft offer.

In the event of a clear change in the characteristics of the Company, if the market for its securities so justifies or in the absence of a transaction by the offeror, acting alone or in concert, over the Company’s shares during the twelve-month period mentioned in the first paragraph, the price will be fixed by an expert appointed in accordance with Article 1592 of the French Civil Code and determined according to objective evaluation criteria usually used, the characteristics of the Company and the market of its securities, it being specified that the expert will be required to take into account, in its assessment, the criteria identified by the Commission des Opérations de Bourse, the AMF and the French courts.

The obligation to file a draft public offer does not apply if the person or persons concerned justify to the Company the fulfillment of one of the conditions listed in Articles 234-7 and 234-9 of the AMF General Regulations. In the event of disagreement between the parties, an expert will be appointed by the president of the commercial court, ruling in the form of interim relief, for the purpose of determining whether or not it is necessary to file a draft public offer, it being specified that the expert will be required to apply the relevant provisions of the AMF General Regulations as well as the criteria issued by the French Conseil des Marchés Financiers (the predecessor to the AMF), the AMF and French courts.

Any breach of the obligation to file a takeover bid as provided in the Articles of Association may give rise to claims for damages or, as the case may be, action for injunctive relief.

Dividends

All calculations to determine the amounts available for dividends or other distributions will be based on our statutory accounts which will, as a holding company, be different from our consolidated accounts and which will be prepared in accordance with French GAAP because we are a French company. Because we are a holding company and will have no operations of our own, we will be dependent on dividends or other distributions received from its subsidiaries, including debt service payments, to fund any cash dividends.

Cash dividends and other distributions that have not been collected within five years after the date on which they became due and payable will revert to the French State.

We have historically not paid dividends to our shareholders.

Under French law, dividends are approved by the shareholders’ meeting. Dividends may only be paid by a French Societas Europaea out of “distributable profits,” plus any distributable reserves and “distributable premium” that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law.

“Distributable profits” consist of the unconsolidated net profits of the relevant company for each fiscal year, as increased or reduced by any profit or loss carried forward from prior years.

“Distributable premium” refers to the contribution paid by the shareholders in addition to the par value of their shares for their subscription that the shareholders decide to make available for distribution.

Except in the case of a share capital reduction, no distribution can be made to the shareholders when the net equity is, or would become, lower than the amount of the share capital plus the reserves which cannot be distributed in accordance with the law or the by-laws.

Dividends may be paid in cash or, if the shareholders’ meeting so decides, in kind, provided that all the shareholders receive a whole number of assets of the same nature paid in lieu of cash.

Our Articles of Association provide that each shareholder may be given the choice to receive his or her dividend in cash or in shares subject to a decision of the shareholders’ meeting in the form of an ordinary resolution.

Our board of directors may distribute interim dividends after the end of the fiscal year but before the approval of the financial statements for the relevant fiscal year when the interim balance sheet, established during such year and certified by an auditor, reflects that the company has earned distributable profits since the close of the last financial year, after recognizing the necessary depreciation and provisions and after deducting prior losses, if any, and the sums to be allocated to reserves, as required by French law or by-laws, and including any retained earnings.

The amount of such interim dividends may not exceed the amount of the profit so defined.

According to our Articles of Association, distributions payable in cash shall be approved in euros and paid (i) in euros for all the holders of shares under the French Register and (ii) in USD for all the holders of shares under the U.S. Register. For the purposes of the payment of the dividend in dollars, the general shareholders’ meeting or, as the case may be, our board of directors, shall set the reference date to be considered for the EUR/USD exchange rate.

Liquidation Rights and Dissolution

In the event of our dissolution and liquidation, and after we have paid all debts and liquidation expenses, all assets available for distribution shall be distributed to holders of our shares pro rata based on the amount paid upon the shares held by such holders.

Our Corporate Governance

As a foreign private issuer listed on the NYSE, we are subject to NYSE corporate governance listing standards. However, NYSE rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Since the Transfer, we rely on the NYSE Listed Company Manual with respect to our corporate governance to the extent possible under French law.

The following are the significant ways in which our corporate governance practices differ from those required for U.S. companies listed on the NYSE.

•

Audit Committee—The audit committee is responsible for selecting our statutory auditors and making a recommendation to our board of directors regarding the terms of their compensation. As required by French law, the actual appointment of the statutory auditors has to be made by the shareholders at a general meeting of the shareholders. Such appointment was made at our shareholders’ meeting held on November 25, 2019 and became effective on December 12, 2019 for a term of six fiscal years.

•

Committee Powers—While the NYSE Listed Company Manual empowers board committees with decision-making authority that can be delegated by a company’s board, under French law, committees of the Company recommend to the full board of directors, which will be the decision-making body (not its committees).

•

Executive Sessions/Communications with Independent Directors—French law does not require our independent directors to meet regularly without management, nor does it require the independent directors to meet alone in executive session at least once a year, as required by the NYSE Listed Company Manual. However, if our independent directors decide to engage in either or both of these activities, they will be permitted to do so. In practice, our independent directors regularly meet among themselves for discussions, but we do not expect them to be under any requirement to do so under our Articles of Association or French law. In addition, French law does not require a method for interested parties to communicate with our independent directors.

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Equity Compensation Plans—French law requires shareholders’ approval at a general meeting of the shareholders to adopt an equity compensation plan, which is consistent with the shareholder vote required by the NYSE Listed Company Manual. It is common practice after obtaining such shareholder approval for the shareholders of a French company to then delegate to such company’s board, the authority to decide on the specific terms of the granting of equity compensation, within the limits of the shareholders’ authorization. The shareholders of the Company at the general meeting held on November 25, 2019 voted on such an authorization (effective as of December 12, 2019) to delegate such authority to the board of directors, and going forward we expect our board of directors to perform such functions for the Company.

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Corporate Governance Guidelines—A Board Internal Charter is required by the NYSE Listed Company Manual for U.S. companies listed on the NYSE that would set forth certain corporate governance practices of a listed company’s board. Our Board Internal Charter after the Transfer covers all items required by the NYSE Listed Company Manual subject to certain differences set forth by French law, particularly with respect to Committee powers (as described above) and conflict of interest transactions (as described below).

•

Conflicts of Interest—Pursuant to French law and the Articles of Association, any agreement (directly or through an intermediary) between the Company and any director of the Company that is not entered into

(i) in the ordinary course of business and (ii) under normal terms and conditions will be subject to the prior authorization of the board of directors, excluding the participation and vote of the interested director. As required by French law, any such agreement will also be subject to approval at the next ordinary shareholders’ meeting (by a simple majority, excluding the vote of interested persons). If the transaction has not been pre-approved by the board of directors, it can be nullified if it has prejudicial consequences for the Company. If it is not approved by the shareholders, interested directors may be held liable for any prejudicial consequences for the Company of the unapproved transaction; such transaction will nevertheless remain valid, unless it is nullified in case of fraud. The foregoing requirements also apply to agreements between the Company and another entity if one of the Company’s directors is an owner, a general partner, manager, director, general manager, member of the executive or supervisory board of the other entity, as well as to agreements in which one of the Company’s directors has an indirect interest. Aside from the foregoing requirements, there are no specific provisions prohibiting conflicted directors to participate or vote at a meeting of the board of directors. However, as a general rule under French law, directors must act in the interest of the Company.

Differences in Corporate Law

We are incorporated under the laws of France. The following discussion summarizes material differences between the rights of holders of our ordinary shares and the rights of holders of the common stock of a typical corporation incorporated under the laws of the state of Delaware, which result from differences in governing documents and the laws of France and Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our ordinary shares under applicable French law and our Articles of Association or the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

Delaware	France
Duties of directors

The board of directors of a Delaware corporation bears the ultimate responsibility for managing the business and affairs of a corporation. There is generally only one board of directors.

In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts

In France, a listed company can have a two-tier board structure: a management board comprising managing directors (Directoire) and a supervisory board comprising the non-executive directors (Conseil de Surveillance), or a single-tier board (Conseil d’administration). Most French listed companies have adopted a single-tier board. The single-tier board will comprise both executive and non-executive directors.

Under French law, the board of directors supervises the management of the executive officers, sets the guidelines for the company’s activities and oversees their implementation. Subject to the powers expressly assigned by law to the shareholders’ meetings and within the limit of the corporate purpose, it hears any issue relevant to the company’s smooth operation and, by means of its deliberations, settles the matters of concern to it, taking into consideration the social and environmental impact of its activity.

Each director has a duty towards the company to properly perform its duties. Furthermore, each board

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have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

member has a duty to act in the corporate interest of the company.

The corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers.

In its relations with third parties, the company shall be bound even by the decisions of the board of directors that do not come under the corporate purpose, unless the company can prove that the third party knew that the decision exceeded that purpose or that it could not have been unaware of this in light of the circumstances; publication of the articles of association alone does not constitute sufficient proof.

Any board resolution regarding a change in the company’s articles of association requires shareholders’ approval.

The board of directors may decide in its sole discretion, within the confines of French law and the company’s articles of association, to incur additional indebtedness subject to any contractual restrictions pursuant to existing financing arrangements.

There is no obligation for directors to hold shares in the company unless required by the articles of association. According to our Articles of Association, there is no such obligation.

Director terms

The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the shareholders. A director elected to serve a term on a “classified” board may not be removed by shareholders without cause. There is no limit to the number of terms a director may serve.

Under French law, a director of a company is appointed for a maximum term of six years. In practice, the articles of association set the directors’ precise term.

According to the Articles of Association, the term of office of the directors is three (3) years and can be renewed without limitation. Directors may be appointed for a shorter term so that the renewal of the directors’ terms of office may be spread out over time.

According to the Articles of Association, the number of directors who are more than seventy-five (75) years old may not exceed one third of the directors in office.

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Director election and vacancies

The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (a) otherwise provided in the certificate of incorporation or by-laws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Under French law, new members of the board of directors of a company are appointed by the general meeting of shareholders by a simple majority. The board of directors which convenes the meeting proposes candidates; shareholders may also propose candidates under certain conditions. The shareholders at the meeting may vote for other candidates than those proposed on the agenda, by a simple majority.

Vacancies on the board of directors occurring between shareholders’ meetings may be filled at a board meeting by a majority of the remaining directors, subject to ratification at the next shareholders’ meeting.

Conflict of interest transactions

Under the Delaware General Corporation Law, transactions with directors must be approved by disinterested directors or by the shareholders, or otherwise proven to be fair to the company as of the time it is approved. Such transaction may be void or voidable, unless (1) the material facts of any interested directors’ interests are disclosed or are known to the board of directors and the board in good faith authorizes the contract or transaction by an affirmative votes of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; (2) the material facts of any interested directors’ interests are disclosed or are known to the shareholders entitled to vote thereon, and the transaction is specifically approved in good faith by vote of the shareholders; or (3) the transaction is fair to the company as of the time it is approved. Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

Pursuant to French law and the Articles of Association, any agreement between a company and any director that is not entered into (directly or through an intermediary) (i) in the ordinary course of business and (ii) under standard terms and conditions, is subject to the prior authorization of the board of directors, excluding the participation and vote of the interested director. This agreement is also subject to approval at the next ordinary shareholders’ meeting (by a simple majority), excluding the votes of any interested persons.

The foregoing requirements also apply to agreements between the company and another company if one of the company’s directors is the owner or a general partner, manager, director, general manager or member of the executive or supervisory board of the other company, as well as to agreements in which one of the company’s directors has an indirect interest. If the transaction has not been pre-approved by the board, it can be nullified if it has negative consequences for the company. If it is not approved by the shareholders, interested directors may be held liable for any negative consequences for the company of the unapproved transaction; such transaction will nevertheless remain valid, except that it can be nullified in case of fraud. Aside from the above rule, there are no specific provisions prohibiting conflicted directors to participate or vote at board meetings. However, as a general rule, directors must act in the interest of the company.

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Proxy voting by directors

A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.	According to French law and the Articles of Association, a director may grant another director a proxy to represent him or her at a meeting of the board of directors. No director can hold more than one proxy at any meeting.

Voting rights

Under the Delaware General Corporation Law, each shareholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one-third of the shares entitled to vote at a meeting, except that, where a separate vote by a class or series or classes or series is required, a quorum will consist of no less than 1/3 of the shares of such class or series or classes or series. Shareholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 days nor less than 10 days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the shareholders of record entitled to notice or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

Under French law and in general, each shareholder is entitled to one vote per share at any general shareholders’ meeting. A general shareholders meeting is held annually to, inter alia, approve the annual accounts. General shareholders meeting (including annual meetings) can be ordinary and/or extraordinary, depending upon the resolutions submitted to the vote.

At an extraordinary general shareholders’ meeting (which votes upon any proposal to change the articles of association), majority is 2/3 of the votes validly cast. The quorum necessary for such a meeting to be validly held on the date set by the first convening notice is 1/4 of the voting shares. If this quorum is not reached, a second meeting is convened with an agenda identical to the first meeting. If the quorum at the second meeting is not reached, the second meeting can be postponed to a date no later than two months after the date on which the second meeting was convened. The quorum for such second or postponed meeting, as the case may be, to be validly held is 1/5 of the voting shares.

At an ordinary shareholders’ meeting (which votes upon any proposal within the competence of a general shareholders’ meeting other than an extraordinary shareholders meeting), majority is simple majority (more than 50%) of the votes validly cast. Majority at special meetings is 2/3 of the votes validly cast. The quorum necessary for such a meeting to be validly held on the date set by the first convening notice is 1/5 of the voting shares. If this quorum is not reached, a second meeting is convened with an agenda identical to the first meeting; no quorum is required for such second meeting.

Special meetings bring together the holders of shares of a specified category, should it be created, to decide on an amendment to the rights relating to the shares of this class. The quorum necessary for such a meeting to be validly held on the date set by the first

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convening notice is 1/3 of the voting shares, and, failing which, 1/5 for the meeting held on the date set by the second convening notice or in the case of postponement of the second meeting.

French law does not provide for cumulative voting.

The right to participate in a shareholders’ meeting is granted to all the shareholders whose shares are fully paid up and for whom a right to attend shareholders’ meetings has been established by registration of their shares in their names or names of the authorized intermediary acting on their behalf on the second business day prior to the shareholders’ meeting at midnight (Paris time) (the “French Record Date”), either in the registered (“au nominatif”) shares accounts held by the company (or an agent acting on its behalf) or in the bearer (“au porteur”) shares accounts held by the authorized intermediary.

Shareholders holding shares registered on the U.S. Register (which include all shares which are listed on the NYSE, held through a DTC participant and shares directly recorded in the name of their holder with Computershare) will continue to vote through a process similar to the one currently in place, with the following main differences:

•  their voting instructions will be transmitted to the Company via the French Intermediary, acting as intermediary for the account of all shareholders registered on the U.S. Register, in accordance with articles L. 228-1 et seq. of the French Commercial Code;

•  the French Record Date will be set;

•  an additional record date will be fixed for all shareholders registered on the U.S. Register, which date will be the 25th day before the meeting (the “U.S. Record Date”); and

•  shareholders who purchase shares between the U.S. Record Date and the French Record Date will be entitled to participate and vote at the shareholders’ meeting as long as they continue to be shareholders on the French Record Date. However, given the short time between the French Record Date and the shareholders’ meeting date, shareholders as of the French Record Date may not have received the notices and information received by shareholders holding shares registered on

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the U.S. Register as of the U.S. Record Date. To the extent that shareholders as of the U.S. Record Date have sent voting instructions and sold or otherwise transferred their shares as of the French Record Date, such voting instructions will be invalidated or modified by the Company, as the case may be, in accordance with articles R. 225-85 and R. 225-86 of the French Commercial Code.

Shareholder proposals

Delaware law does not provide shareholders an express right to put any proposal before a meeting of shareholders, but it provides that a corporation’s bylaws may provide that if the corporation solicits proxies with respect to the election of directors, it may be required to include in its proxy solicitation materials one or more individuals nominated by a shareholder. In keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations, provided that they comply with the notice provisions in the certificate of incorporation or bylaws.

Pursuant to French law, the board of directors is required to convene an annual ordinary general meeting of shareholders for approval of the annual accounts. This meeting must be held within six months after the end of each prior fiscal year.

The board of directors may also convene an ordinary or extraordinary meeting of shareholders upon proper notice at any time during the year. If the board of directors fails to convene a shareholders’ meeting, the statutory auditors may call the meeting. In a bankruptcy, the liquidator or court-appointed agent may also call a shareholders’ meeting in some instances. Any of the following may request the court to appoint an agent:

•  one or several shareholders holding at least 5% of the share capital, or

•  any interested party or the worker’s committee in cases of urgency.

Shareholders holding a majority of the capital or voting rights after a public take-over bid or exchange offer or the transfer of a controlling block of shares may also convene a shareholders’ meeting.

In general, shareholders can only take action at shareholders’ meetings on matters listed on the agenda for the meeting. As an exception to this rule, shareholders may take action with respect to the dismissal and appointment of directors.

Additional resolutions to be submitted for approval by the shareholders at the meeting may be proposed to the board of directors within the proscribed time limit (which is in any event at least within 10 days of the publication of the convening notice (avis de réunion)) by one or several shareholders holding a specified percentage of shares. The percentage

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required to be held depends on the amount of the share capital of the Company; based on the Company’s issued share capital of €2,799,253.44 as of November 12, 2020, this percentage would be 2.90%.

Action by written consent

Unless otherwise provided in the corporation’s certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of shareholders of a corporation may be taken without a meeting, without prior notice and without a vote, if one or more consents in writing, setting forth the action to be so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Although permitted by Delaware law, publicly listed companies do not typically permit stockholders of a corporation to take action by written consent.	Under French law, shareholders’ action by written consent is not permitted in a Societas Europaea.
Shareholder suits

Under the Delaware General Corporation Law, a shareholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated shareholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a shareholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a shareholder not only at the time of the transaction that is the subject of the suit, but also throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.

French law provides that a shareholder, or a group of shareholders, may initiate a legal action to seek indemnification from the directors of a company in the company’s interest if it fails to bring such legal action itself. If so, any damages awarded by the court are paid to the company and any legal fees relating to such action are borne by the relevant shareholder or the group of shareholders. The plaintiff must remain a shareholder throughout the duration of the legal action. There is no other case where shareholders may initiate a derivative action to enforce a right of a company.

A shareholder may alternatively or cumulatively bring an individual legal action against the directors, provided he or she has suffered distinct damages from those suffered by the company. In this case, any damages awarded by the court are paid to the relevant shareholder.

Repurchase of shares

Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are

Under French law, a private company (which our company is for French law purposes for so long as it is listed on the NYSE only) may not subscribe for newly issued shares in its capital but may, however, acquire its own shares for the following purposes only:

•  with a view to distributing within one year of their repurchase the relevant shares to

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outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.

employees or managers under a profit-sharing, restricted free share or share option plan, not to exceed 10% of the share capital;

•  in payment or in exchange for assets acquired by the company within two years of their repurchase, not to exceed 5% of the share capital; or

•  to sell the relevant shares to any shareholders willing to purchase them as part of a process organized by the company within five years, not to exceed 10% of the share capital.

Shares acquired but not used in accordance with the above purposes must be cancelled.

The company may also acquire its own shares to decrease its share capital, provided that such decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at the extraordinary general meeting deciding the capital reduction.

Anti-takeover provisions

In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.

Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested shareholder that beneficially owns 15% or more of a corporation’s voting stock (or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years), within three years after the person becomes an interested shareholder, unless:

•  the transaction that will cause the person to become an interested shareholder is approved by the board of directors of the target prior to the transactions;

•  after the completion of the transaction in which the person becomes an interested shareholder,

French law does not contain provisions restricting or making difficult to change the composition of the board of directors following a change of control.

French law allows shareholders at general meetings to delegate the authority to the board of directors to issue shares or warrants to subscribe for shares, which may make it more difficult for a shareholder to obtain control over our general meeting of shareholders.

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the interested shareholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and also officers of interested shareholders and shares owned by specified employee benefit plans; or

•  after the person becomes an interested shareholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested shareholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. Such an amendment is not effective until twelve months following its adoption.

Inspection of books and records

Under the Delaware General Corporation Law, any shareholder may inspect for any proper purpose the corporation’s stock ledger, a list of its shareholders and its other books and records during the corporation’s usual hours of business.

The board of directors must provide all required information for the shareholders’ meeting.

Under French law, shareholders are entitled to review and copy the list of the shareholders (name and address) who hold their shares in nominative form during 15 days prior to any shareholders’ meeting. However, that should not apply to shares held in bearer (“au porteur”) form by U.S. shareholders.

Removal of directors

Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of

Under French law, directors may be removed from office, with or without cause, at any shareholders’ meeting without notice or justification, by a simple majority vote.

Directors cannot be suspended or removed by the board of directors.

An executive officer appointed by the board (directeur général (CEO) or directeur général délégué (deputy CEO), as the case may be) can have his executive duties suspended at any time by the board. If such executive officer is also a director, he will remain non-executive director as his or her

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directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.	duties as a director can only be removed by a shareholders’ meeting.

Preemptive rights

Under the Delaware General Corporation Law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

Under French law, in case of issuance of additional shares or other securities giving right, immediately or in the future, to new shares for cash or set-off against cash debts, the existing shareholders have preferential subscription rights to these securities on a pro rata basis unless such rights are waived by a two-thirds majority of the votes held by the shareholders present, represented by proxy or voting by mail at the extraordinary meeting deciding or authorizing the capital increase.

In case such rights are not waived by the extraordinary general meeting, each shareholder may individually either exercise, or assign or not exercise its preferential rights.

Dividends

Under the Delaware General Corporation Law, a Delaware corporation may, subject to any restrictions contained in its certificate of incorporation, pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of common stock, property or cash.

Under French law, dividends are approved by the shareholders’ meeting. Dividends may only be paid by a French Societas Europaea out of “distributable profits,” plus any distributable reserves and “distributable premium” that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law.

“Distributable profits” consist of the unconsolidated net profits of the relevant company for each fiscal year, as increased or reduced by any profit or loss carried forward from prior years.

“Distributable premium” refers to the contribution paid by the shareholders in addition to the par value of their shares for their subscription that the shareholders decide to make available for distribution.

Except in the case of a share capital reduction, no distribution can be made to the shareholders when the net equity is, or would become, lower than the amount of the share capital plus the reserves which cannot be distributed in accordance with the law or the by-laws.

Dividends may be paid in cash or, if the shareholders’ meeting so decides, in kind, provided

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that all the shareholders receive a whole number of assets of the same nature paid in lieu of cash.

The Articles of Association provide that each shareholder may be given the choice to receive his dividend in cash or in shares subject to a decision of the shareholders’ meeting taken by ordinary resolution.

The board of directors may distribute interim dividends after the end of the fiscal year, but before the approval of the financial statements for the relevant fiscal year when the interim balance sheet, established during such year and certified by an auditor, reflects that the company has earned distributable profits since the close of the last financial year, after recognizing the necessary depreciation and provisions and after deducting prior losses, if any, and the sums to be allocated to reserves, as required by French law or by-laws, and including any retained earnings.

The amount of such interim dividends may not exceed the amount of the profit so defined.

According to the Articles of Association, distributions payable in cash shall be approved in euros and paid (i) in euros for all the holders of shares under the French Register and (ii) in U.S. Dollars (“USD”) for all the holders of shares under the U.S. Register. For the purposes of the payment of the dividend in dollars, the general shareholders’ meeting or, as the case may be, the board of directors, shall set the reference date to be considered for the EUR/USD exchange rate.

Shareholder vote on certain reorganizations

Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.

Under the Delaware General Corporation Law, no vote of the shareholders of a surviving corporation to a

Generally, under French law, completion of a legal merger (fusion), demerger (scission), dissolution, sale, lease or exchange of all or substantially all of a company’s assets, requires:

•  the approval of the board of directors; and

•  the approval by a two-thirds majority of the votes held by the shareholders present, represented by proxy or voting by mail at the relevant meeting, or in the case of a legal merger (fusion) with a non-EU company, approval of all the shareholders of the company.

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merger is needed; however, unless required by the certificate of incorporation, if (a) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (b) the shares of stock of the surviving corporation are not changed in the merger and (c) the number of ordinary shares of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation’s common shares outstanding immediately prior to the effective date of the merger. In addition, shareholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the shareholders will be entitled to appraisal rights.

Compensation of board of directors

Under the Delaware General Corporation Law, the shareholders do not generally have the right to approve the compensation policy for the board of directors or the senior management of the corporation, although certain aspects of the compensation policy may be subject to shareholder vote due to the provisions of federal securities and tax law, as well as stock exchange requirements.

The board of directors determines the remuneration of executive officers (i.e. the CEO (“Directeur général”) and, if any, deputy CEO “Directeurs Généraux Délégués”), who may (but are not required to) be directors. French law does not provide for any specific rules on remuneration of executive officers for French companies not listed on a EU-regulated market. Executive officers may be granted free shares and stock options of the Company.

The ordinary shareholders’ meeting votes an envelope of fixed annual fees to be allocated to directors for each year. The board of directors will then decide the allocation of these fees among directors.

These fees include all cash remunerations granted to directors in such capacity. Directors may not be granted any share-settled awards (such as free shares or stock options) in such capacity.

In addition to the fixed amount of fees approved at the shareholders meeting, the board of directors may grant fees to the Chairman in such capacity, and may also; exceptionally, grant additional fees to certain directors in remuneration for separate, specific missions or tasks assigned to them.

The board of directors may grant share-settled awards (such as free shares or stock options) to the Chairman of the board of directors in such capacity.

PLAN OF DISTRIBUTION

We may, from time to time, sell, transfer or otherwise dispose of ordinary shares or interests in ordinary shares on any stock exchange, market or trading facility on which the ordinary shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The ordinary shares being offered by this prospectus may be sold:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through put or call option transactions relating to the ordinary shares;

•	through broker-dealers (acting as agent or principal);

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time a particular offer of the ordinary shares ordinary shares covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of ordinary shares covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, if required, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the ordinary shares covered by this prospectus. In order to comply with the ordinary shares laws of certain states, if applicable, the ordinary shares sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the ordinary shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of ordinary shares may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the ordinary shares may be traded. The ordinary shares may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the ordinary shares. That compensation may be in the form of discounts, concessions or commissions to be received from us or the purchasers of the ordinary shares. Any dealers and agents participating in the distribution of the ordinary shares may be deemed to be underwriters, and compensation received by them on resale of the ordinary shares may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Agents may from time to time solicit offers to purchase the ordinary shares. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the ordinary shares and set forth any compensation payable to the agent. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the ordinary shares covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the ordinary shares.

If underwriters are used in a sale, ordinary shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or other contractual commitments. Ordinary shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of ordinary shares, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of ordinary shares, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and, if required, prospectus supplement will be used by the underwriters to resell the ordinary shares.

If a dealer is used in any sale of the ordinary shares, we or an underwriter will sell the ordinary shares to the dealer, as principal. The dealer may then resell the ordinary shares to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in a prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the ordinary shares and may make sales of ordinary shares directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the ordinary shares. To the extent required, a prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, a prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of ordinary shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our ordinary shares by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our ordinary shares to engage in market-making activities with respect to our ordinary shares. These restrictions may affect the marketability of our ordinary shares and the ability of any person or entity to engage in market-making activities with respect to our ordinary shares.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered ordinary shares. These activities may maintain the price of the offered ordinary shares at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered ordinary shares originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange, if the ordinary shares are listed on that exchange, or in the over-the-counter market or otherwise.

Any underwriters to whom offered ordinary shares are sold for public offering and sale may make a market in such offered ordinary shares, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

Any ordinary shares that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our ordinary shares. We will describe any such activities in the prospectus supplement relating to the transaction.

We may enter into derivative transactions with third parties or sell ordinary shares not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell ordinary shares covered by this prospectus and the applicable prospectus supplement, including in short-sale transactions. If so, such third parties (or affiliates of such third parties) may use ordinary shares pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use ordinary shares received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in a prospectus supplement (or a post-effective amendment), if required.

We may loan or pledge ordinary shares to a financial institution or other third party that in turn may sell or transfer the ordinary shares using this prospectus. Such financial institution or third party may transfer its short position to investors in our ordinary shares or in connection with a simultaneous offering of other ordinary shares offered by this prospectus or in connection with a simultaneous offering of other ordinary shares offered by this prospectus.

EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of the ordinary shares registered under this registration statement. All amounts other than the SEC registration fee and FINRA filing fee are estimates.

Expenses	Amount
U.S. Securities and Exchange Commission registration fee	$	*
FINRA filing fee	$	**
Printing and engraving expenses	$	**
Legal and accounting fees and expenses	$	**
Blue sky fees and expenses	$	**
Transfer agent fees and expenses	$	**
Miscellaneous costs	$	**

Total	$	**

*

To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with an offering of ordinary shares under this registration statement pursuant to Rule 457(r) under the Securities Act.

**

Estimated fees and expenses are not presently known. If required, to be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, certain legal matters in connection with the offerings pursuant to this prospectus relating to U.S. law will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York. The validity of the ordinary shares offered by this prospectus and other legal matters concerning offerings pursuant to this prospectus relating to French law will be passed upon for us by Shearman  & Sterling LLP, Paris, France.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers Audit, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Constellium-UACJ ABS LLC as of and for the year ended December 31, 2017 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENTS OF JUDGMENTS

The ability of our shareholders in certain countries other than France to bring an action against us may be limited under applicable law. We are incorporated under the laws of France as a European company (Societas Europaea) with a corporate seat in Paris, France. Most of our executive officers and members of our board of directors, and a substantial number of our employees, are citizens or residents of countries other than the United States. All or a substantial portion of the assets of such persons and a substantial portion of our assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or upon us, or to enforce judgments obtained in U.S. courts, including judgments predicated upon civil liabilities under the securities laws of the United States or any state or territory within the United States. In addition, there is substantial doubt as to the enforceability, in France, of original actions or actions for enforcement based on the federal securities laws of the United States or judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States.

The United States and France do not currently have an international treaty relating to the reciprocal enforcement of court judgments rendered in civil or commercial matters. Accordingly, a judgment rendered by any U.S. federal or state court based on civil liability, whether or not predicated solely upon U.S. federal or state securities laws, enforceable in the United States, would not directly be recognized or enforceable in France.

Enforcement in France of an enforceable and valid judgment for a sum of money rendered by a U.S. court is obtained following an inter-partes action for recognition and enforcement (exequatur) before the relevant civil court (Tribunal Judiciaire), aiming at verifying that the following conditions have been met:

•

such U.S. judgment was rendered by a court having jurisdiction over the matter because the dispute is clearly connected to the jurisdiction of such court, meaning that French courts did not have exclusive jurisdiction over the matter, the choice of the U.S. court was not fraudulent and there is a sufficient nexus between the matter and the jurisdiction of such court and the French courts did not have exclusive jurisdiction over the matter;

•	such U.S. judgment does not contravene French international public policy rules, both pertaining to the merits and to the procedure of the case, including fair trial rights; and

•	such U.S. judgment is not tainted with fraudulent evasion of the law (“fraude à la loi”).

In addition, it is well established under French law that: (i) only final and binding foreign judicial decisions can benefit from an exequatur under French law, (ii) a U.S. judgment should not conflict with a French judgment or a foreign judgment that has been recognized in France, and (iii) there are no proceedings pending before French courts at the time enforcement of the U.S. judgment is sought and having the same or similar subject matter as such U.S. judgment.

The French court will not in such an action re-open the merits of the case.

If the French civil court is satisfied that the above conditions are met, the U.S. judgment will benefit from the res judicata effect as of the date of the decision of the French civil court. It will normally become enforceable in France, unless the exequatur decision is appealed.

A discovery process in connection with a judicial or administrative U.S. action filed in the United States could under certain circumstances be adversely affected by French criminal law No. 68-678 of July 26, 1968, as modified by French law No. 80-538 of July 16, 1980 and French Ordinance No. 2000-916 of September 19, 2000 (relating to the communication of documents and information of an economic, commercial, industrial, financial or technical nature to foreign authorities or persons), which could restrict obtaining evidence directly from a person or entity located in France or from French persons. Pursuant to the regulations above, litigants and/or U.S. authorities would however obtain such evidence by, for example, complying with international (1970 Hague Convention on the Taking of Evidence Abroad) or French procedural rules on the taking of evidence.

Similarly, French and European Union data protection rules (law No. 78-17 of January 6, 1978 on data processing, data files and individual liberties, as modified by French Law No. 2017-55 of January 20, 2017 and French law No. 2018-493 of June 20, 2018 as well as Regulation (EU) 2016/679 of April 27, 2016 also known as “General Data Protection Regulation”) can under certain circumstances limit the possibility of obtaining information in France or from French persons in connection with a judicial or administrative U.S. action in a discovery context. If an original action is brought in France, a French court applies to the dispute the law chosen by the parties, if any, or the law designated by the French rules of conflict of laws, unless:

•

French or foreign overriding mandatory rules (lois de police) apply. These rules are defined as rules, the respect of which is regarded as crucial by a country for safeguarding its public interests, such as its political, social or economic organization, to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to the contract; or

•

the application of the law chosen by the parties, if any, or the law designated by the French rules of conflict of laws in the case at hand leads to a practical outcome that infringes French international public policy (ordre public international), as determined on a case-by-case basis by French courts (for example: non-compensatory exemplary or punitive damages considered by a French court of an excessive nature).

Furthermore, in an action brought in France on the basis of U.S. federal or state securities laws, French courts may not have the requisite power to grant all the remedies sought, if unknown to or conflicting with the French judicial system.

Under French law, a French court has jurisdiction to hear a claim where a French national, either a company or an individual, (i) sues a foreign defendant (article 14 of the French Civil Code) or (ii) is sued by a foreign claimant (article 15 of the French Civil Code). That French national may waive the right to benefit from the provisions of articles 14 and 15 of the French Civil Code, for example by a choice of jurisdiction clause or an arbitration clause, or by way of conduct (e.g., by voluntarily appearing before the foreign court, without raising its lack of jurisdiction). For a long time, these provisions were construed as meaning that, if the French national was summoned to appear against its will before a foreign jurisdiction, the decision to be rendered would not be recognized and enforced in France. According to recent case law, this remains true only if either the action commenced abroad against a French national has an insufficient nexus with the court seized or if the choice of that foreign jurisdiction is fraudulent.

It must be noted that under Regulation (EU) No. 1215/2012 of the European Parliament and of the Council of December 12, 2012, as regards legal actions falling within the scope of said Regulation, the privileges granted to French nationals pursuant to Articles 14 and 15 of the French Civil Code may not be invoked against a person domiciled in an EU Member State. Conversely, pursuant to Article 6.2 of Regulation (EU) No. 1215/2012, the privilege granted by Article 14 of the French Civil Code may be invoked by a claimant domiciled in France, regardless of the claimant’s nationality, to sue before French courts a defendant domiciled outside the EU. The French Supreme Court (Cour de cassation) has recently held that a contractual provision submitting one party to the exclusive jurisdiction of a court and giving another party the discretionary option to choose any competent jurisdiction was invalid. Accordingly, any provisions to the same effect in any relevant documents would not be binding on the party submitted to the exclusive jurisdiction of the court or prevent a French party from bringing an action before the French courts.

In the context of the COVID-19 Crisis, the Ordinance enacts measures in order to postpone certain mandatory delays or time-periods which were to mature or expire between March 12 and June 24, 2020.

Article 2 of such 2020-306 Ordinance notably provides that terms provided by statute of limitations and procedural deadlines that would have otherwise expired during the Protected Period are postponed to up to the usual delay required for its carrying out/implementation after the end of the Protected Period (with a maximum of 2 months after the Protected Period). Such provisions do not formally suspend legal actions in France against the French Guarantors in order to enforce a U.S. or UK judgment during the Protected Period. Please note that following the French lockdown, French courts are currently reopening but have to deal through their backlog which can result in unusual delays.

Subject to the foregoing and service of process in accordance with applicable treaties, investors may be able to enforce in France judgments in civil and commercial matters obtained from U.S. federal or state courts. We believe that U.S. investors may originate actions in French court. There is doubt as to whether French court would impose civil liability on us, the members of our board of directors, our officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the ordinary shares offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the ordinary shares offered by this prospectus, please refer to the registration statement.

We are subject to the reporting requirements of the Exchange Act, that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F by April 30 of each year. We also furnish to the SEC under cover of Form 6-K material information required to be made public in France, filed with and made public by any stock exchange or distributed by us to our shareholders.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov). Information about us, including certain of the additional information described under “Incorporation of Certain Documents by Reference,” is also available on the Investor Relations page of our website at https://www.constellium.com/. This URL and the SEC’s URL are intended to be inactive textual references only. Such information on our or the SEC’s website is not a part of this prospectus.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC. These filings contain important information that does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F or any future reports on Form 6-K that we may file that indicate that they are incorporated by reference into this registration statement under the Exchange Act before the time that all of the ordinary shares offered by this prospectus have been sold or de-registered:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2019;

•

the description of our ordinary shares found in Amendment No. 3 to Form 8-A, as filed with the SEC on December 12, 2019 (Commission File No. 001-35931), under the heading “Description of Securities to be Registered” including any subsequent amendment or any report filed for the purpose of updating such description; and

•

our reports on Form 6-K and, unless otherwise noted herein or therein, the exhibits thereto, furnished to the SEC on December  12, 2019, May 26, 2020, July  8, 2020, July 23, 2020 and October 27, 2020 (except for the second paragraph of Exhibit 99.1 containing certain quotes by the Chief Executive Officer and the section entitled “Outlook” of Exhibit 99.1) (Commission File No. 001-35931).

Notwithstanding any reference in our reports on Form 6-K filed with the SEC to any such reports being incorporated by reference into any registration statement, no report on Form 6-K, other than as specifically mentioned above, shall be incorporated by reference herein.

In addition, all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

Certain statements in and portions of this prospectus update and replace information in the above-listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above-listed documents. We will provide you without charge, upon your written or oral request to Ryan M. Wentling, Investor Relations, by phone at +1 (443) 988 0600 or e-mail at investor-relations@constellium.com, or by mail at the address below, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents, which are not specifically incorporated by reference into such documents.

Constellium SE

Washington Plaza

40-44, rue Washington

75008 Paris, France

Attention: Investor Relations

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers

The Articles of Association provide that the members and former members of the board of directors shall be reimbursed for:

•

reasonable cost of conducting a defense against claims, including claims by the Company (other than such claims for which such members or former members of the board of directors have been declared responsible for by a final court decision), based on acts or failures to act in the exercise of their duties or any other duties currently or previously performed by them at our request; and

•	any damages payable by them as a result of an act or failure to act in the exercise of their duties or any other duties currently or previously performed by them at our request.

There shall be no entitlement to indemnity:

•	if and to the extent the laws of France would not permit such indemnification;

•

if and to the extent a competent court has established in a final and conclusive decision that the act or failure to act of the current or former member of the board of directors may be characterized as willful (faute intentionnelle), intentionally reckless (faute lourde) or falling outside the exercise of its duties (faute détachable); or

•

if and to the extent the costs, damages or fines payable by the current or former member of the board of directors are covered by any liability insurance and the insurer has paid out the costs, damages or fines.

Except if the claim is instituted by the Company itself, the relevant current or former member of the board of directors shall follow the Company’s instructions relating to the manner of his or her defense and consult with the Company in advance about the manner of such defense. The person concerned shall not: (i) acknowledge any personal liability, (ii) waive any defense, or (iii) agree on a settlement, without the Company’s prior written consent. The Company may take out liability insurance for the benefit of current or former members of the board of directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

The index to exhibits appears below on the page immediately following the signature pages of this Registration Statement.

Item 10. Undertakings

(1)	The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, or the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(b)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (1)(d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e)	That, for the purpose of determining any liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(f)

That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(5)

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

1.1	Form of Underwriting Agreement*

4.1	Articles of Association of Constellium SE, dated August 3, 2020

5.1	Opinion of Shearman & Sterling LLP, French counsel to Constellium SE, as to the validity of the ordinary shares

23.1	Consent of PricewaterhouseCoopers Audit, Independent Registered Public Accounting Firm

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.3	Form of Consent of Shearman & Sterling LLP (included in Exhibit 5.1)

24.1	Powers of attorney (included on signature page to the registration statement)

*

To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Form 6-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France, on November 13, 2020.

Constellium SE

By:	/s/ Jean-Marc Germain
Name: Jean-Marc Germain
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitute and appoint Jean-Marc Germain, Peter R. Matt, Jeremy Leach and Rina Teran, and, each of them, individually, in each case as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registration statements filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registration statement has been executed as a deed by the following persons as of November 13, 2020 in the capacities indicated:

Name	Title
/s/ Jean-Marc Germain Jean-Marc Germain	Chief Executive Officer (Principal Executive Officer) and Executive Director

/s/ Peter R. Matt Peter R. Matt	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Richard B. Evans Richard B. Evans	Chairman

/s/ Guy Maugis Guy Maugis	Director

/s/ Werner P. Paschke Werner P. Paschke	Director

/s/ Michiel Brandjes Michiel Brandjes	Director

Name	Title

/s/ Peter F. Hartman Peter F. Hartman	Director

/s/ John Ormerod John Ormerod	Director

/s/ Lori A. Walker Lori A. Walker	Director

/s/ Martha Brooks Martha Brooks	Director

/s/ Stéphanie Frachet Stéphanie Frachet	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has caused the amendment to this Registration Statement to be signed solely in the capacity as the duly authorized representative of Constellium SE in the United States on November 13, 2020.

Constellium US Holdings I, LLC

By:	/s/ Rina Teran
Name: Rina Teran
Title: Vice President & Secretary